UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:(707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 3, 2015, WPCS International Incorporated (the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Halcyon Coast Investment (Canada) Ltd. (“HCI”) to sell its 60% joint venture and profit interest in Tai’an AGS Pipeline Construction Co. Ltd., a contractual joint venture established in accordance with the laws of the People’s Republic of China (“TAGS”) in an all-cash transaction, for a price of $1,500,000 (the “Transaction”). The transfer shall be effected pursuant to a Joint Venture Interest Transfer Agreement, which the Company and HCI executed simultaneously with the Purchase Agreement (the “Transfer Agreement”). HCI paid a deposit of $150,000 to the Company upon the signing of the Purchase Agreement, which is refundable in the event the Transaction fails to close by September 30, 2015. The balance of the purchase price is due at the closing of the Transaction. The closing of the Transaction is subject to the approval of the Tai’an Bureau of Commerce and Industry.

The foregoing description of the Purchase Agreement and Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Transfer Agreement, copies of which are attached hereto as Exhibit 2.1 and 2.2, respectively, and incorporated by reference herein.

Item 8.01	Other Events.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

2.1	Purchase Agreement, dated June 3, 2015
2.2	Joint Venture Interest Transfer Agreement, dated June 3, 2015
99.1	Press Release, dated June 8, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: June 8, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer